EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The undersigned, in the capacities and on the date indicated below, hereby certifies that:

1.    This   quarterly   report  of  FBO  Air,  Inc.  fully  complies  with  the
requirements  of Section 13(a) or 15(d) of the Securities  Exchange Act of 1934;
and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of FBO Air, Inc.



Date: November 22, 2004                         By: /s/ Ronald J. Ricciardi
                                                  ------------------------------
                                                  Ronald J. Ricciardi,
                                                  Chief Executive Officer
                                                  (Principal Executive and
                                                   Financial Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FBO Air, Inc. and will be retained by FBO Air, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.



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